UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

DAVIDSON INCOME REAL ESTATE, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware                  0-14530                 62-1242144

      (State or other jurisdiction (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Davidson Income Real Estate, L.P., a Delaware limited partnership (the “Registrant”), owns a 100% interest in AIMCO Covington Pointe, L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owns Covington Pointe Apartments (“Covington Pointe”), a 180-unit apartment complex located in Dallas, Texas.   On March 31, 2009, the Partnership obtained a second mortgage loan in the principal amount of $1,500,000 on Covington Pointe.  The second mortgage loan bears interest at a fixed rate of 5.67% per annum and requires monthly payments of principal and interest of approximately $9,000 beginning on May 1, 2009 through the April 1, 2016 maturity date.  The second mortgage loan has a balloon payment of approximately $1,341,000 due at maturity.  The Partnership may prepay the second mortgage loan subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee certain non-recourse obligations and liabilities of the Partnership with respect to the new mortgage financing.

In accordance with the terms of the second mortgage loan agreement, payment of the loan may be accelerated at the option of the lender if an event of default, as defined in the loan agreement, occurs.  Events of default include nonpayment of monthly principal and interest by the due date, nonpayment of the matured balance of the loan on the maturity date, and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

In connection with the second mortgage loan, the Partnership also entered into an early rate lock agreement pertaining to the existing mortgage loan encumbering Covington Pointe.  The existing mortgage loan accrues interest at a fixed interest rate of 3.81% per annum and requires monthly payments of principal and interest of approximately $36,000, beginning August 1, 2003 through the maturity date of July 1, 2010, at which time a balloon payment of approximately $4,416,000 is due.  The early rate lock agreement enables the Partnership to refinance the existing mortgage loan during February 2010 at a fixed rate of 5.80% per annum and a new loan amount of $6,000,000.  This new loan would require monthly payments of principal and interest through April 1, 2016, with a balloon payment due at maturity.

The foregoing description is qualified in its entirety by reference to the    Multifamily Note and Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, copies of which are filed as exhibits 10 CCC and 10 DDD.

In accordance with the Registrant’s partnership agreement, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds after repayment of amounts owed to affiliates, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10CCC Multifamily Note between Keycorp Real Estate Capital Markets, Inc., an Ohio corporation and AIMCO Covington Pointe, L.P., a Delaware limited partnership, dated March 31, 2009. *

10DDD Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing between Keycorp Real Estate Capital Markets, Inc., an Ohio corporation and AIMCO Covington Pointe, L.P., a Delaware limited partnership, dated March 31, 2009. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON INCOME REAL ESTATE, L.P.

By:  Davidson Diversified Properties, Inc.,

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: April 6, 2009